Exhibit 99.1

Bath & Body Works Announces Changes to Leadership Team and Organizational Structure

Thilina Gunasinghe Appointed Chief Digital & Technology Officer; Company Creates New Chief Customer Officer Role with Search Underway

Wendy Arlin to Step Down as Chief Financial Officer; Company Commences Search for Successor

COLUMBUS, Ohio, Apr. 6, 2023 — Bath & Body Works, Inc. (NYSE: BBWI) today announced changes to its leadership team designed to accelerate growth, enhance the customer experience and expand core capabilities, as well as the planned transition of the company’s Chief Financial Officer. The leadership updates are as follows:

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Thilina Gunasinghe has been named Chief Digital & Technology Officer, effective April 17, 2023. Mr. Gunasinghe joins Bath & Body Works from McDonald’s Corporation where he most recently served as Global Vice President, Chief Technology Architect & Data Officer and was responsible for leading all customer, digital and restaurant technology architecture and data globally. In this newly created role, Mr. Gunasinghe will lead Bath & Body Works’ digital and technology strategy, digital operations, data and analytics, and transformation.

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The company has created the role of Chief Customer Officer and a search is well underway. The new Chief Customer Officer will be responsible for executing a comprehensive strategy to strengthen and elevate the brand, while growing and retaining Bath & Body Works’ passionate customer base through the development of a personalized, connected, and compelling end-to-end customer experience.

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Julie Rosen will continue in her role as President, Retail and will have responsibility for all channels of the business – Stores, E-Commerce and International; all product functions – Merchandising, Design, Planning and Allocation; Store Design; and the New Business Opportunities teams.

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Wendy Arlin will step down as Chief Financial Officer, effective July 29, 2023, or earlier if a successor is named. Bath & Body Works has initiated a search for Ms. Arlin’s successor also with the assistance of a leading executive search firm.

“Adding a dedicated Chief Digital & Technology Officer and Chief Customer Officer to our leadership team structure will help refine our focus as we work to expand our customer base, elevate our brand, further strengthen customer loyalty and ultimately drive growth and profitability,” Ms. Boswell said. “Thilina is an accomplished technology leader who brings more than two decades of business, data and technology experience, and his skills will be integral to Bath & Body Works as we advance our digital capabilities and unlock the potential of our omnichannel model. In addition, I am pleased Julie will continue to oversee our sales channels, product and innovation, complemented by the new Chief Customer Officer role. I look forward to working with Thilina, Julie and the rest of our leadership team to build and accelerate the company’s leadership as a global omnichannel personal care and home fragrance brand.”

Ms. Boswell continued, “We are grateful for Wendy’s significant contributions to Bath & Body Works, and appreciate her commitment to ensuring a smooth transition. Notably, Wendy was an instrumental member of the team that led the successful spin-off of the Victoria’s Secret business and established Bath & Body Works as a standalone public company, in addition to her work building a strong finance team and helping the company navigate the dynamic operating environment. We wish her all the best in her next chapter.”

In addition to Mr. Gunasinghe, Ms. Rosen and the new Chief Customer Officer, other leaders who will report directly to Ms. Boswell are: Tom Mazurek, Chief Supply Chain Officer; Bruce Mosier, Executive Vice President, Logistics; Deon Riley, Chief Human Resources Officer; and, Michael Wu, Chief Legal Officer.

About Thilina Gunasinghe

Mr. Gunasinghe has a successful track record of unlocking business growth and delivering quantifiable results through deep engineering, architecture and machine learning solutions. He was previously with McDonald’s Corporation for over nine years, most recently serving as Global Vice President, Chief Technology Architect & Data Officer at McDonald’s Corporation from March 2019 through November 2022. In this role, he led the architecture, data, analytics and implementation of McDonald’s digital technology platform that first enabled global capabilities such as mobile ordering, home delivery and customer loyalty. He also previously served as McDonald’s Chief Technology Architect and as Senior Director & Director of Architecture and Data Services.

Prior to McDonald’s, Mr. Gunasinghe worked for Virtusa Corporation, a specialized technology consultancy, from 2004 to 2013, serving in various technology roles including Director of Technology. He began his career as a software development lead for John Keells Computer Services.

About Bath & Body Works

Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including the top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables the company to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at more than 1,800 company-operated Bath & Body Works locations in the U.S. and Canada and more than 425 international franchised locations to an online storefront at bathandbodyworks.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” “target,” “goal” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

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general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the anticipated benefits from the Victoria’s Secret & Co. spin-off may not be realized;

•	the spin-off of Victoria’s Secret & Co. may not be tax-free for U.S. federal income tax purposes;

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our dependence on Victoria’s Secret & Co. for information technology services and the transition of such services to our own information technology systems or to those of third-party technology service providers;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	difficulties arising from turnover in company leadership or other key positions;

•	the dependence on store traffic and the availability of suitable store locations on appropriate terms;

•	our continued growth in part through new store openings and existing store remodels and expansions;

•	our ability to successfully operate and expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel business;

•	our ability to protect our reputation and our brand image;

•	our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;

•	our ability to successfully achieve expected annual cost savings in connection with our profit optimization efforts to reduce expenses and improve operating efficiency in the business;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to maintain, enforce and protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brand, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, wars and other armed conflicts, environmental hazards or natural disasters;

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significant health hazards or pandemics, such as the COVID-19 pandemic, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in foreign currency exchange rates;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	our ability to adequately protect our assets from loss and theft;

•	increases in the costs of mailing, paper, printing or other order fulfillment logistics;

•	claims arising from our self-insurance;

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our and our third-party service providers’, including Victoria’s Secret & Co. during the term of the Transition Services Agreement between us and Victoria’s Secret & Co., ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party and company information;

•	stock price volatility;

•	our ability to pay dividends and make share repurchases under share repurchase authorizations;

•	shareholder activism matters;

•	our ability to maintain our credit ratings;

•	our ability to service or refinance our debt and maintain compliance with our restrictive covenants;

•	the impact of the transition from London Interbank Offered Rate (“LIBOR”) and our ability to adequately manage such transition;

•	our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2022 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”), and our subsequent filings.

For further information, please contact:

Bath & Body Works, Inc.:

Investor Relations

Heather Hollander

InvestorRelations@bbw.com

Media Relations

Tammy Roberts Myers

Communications@bbw.com